UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                   February 26, 2013

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

237 Fourth Avenue S.W., Calgary, Alberta	T2P 3M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             (800) 567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 26, 2013, the Company announced that it has acquired a 50-percent participating interest in Celtic Exploration Ltd. (“Celtic”) following the close of its acquisition by ExxonMobil Canada today. This occurred by means of a sale of a 50-percent interest in Celtic’s assets and liabilities from ExxonMobil Canada to the Company, which represents about a $1.6 billion investment by the Company. A copy of the Company’s news release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

99.1	News release of the Company on February 26, 2013 announcing that it has acquired a 50-percent participating interest in Celtic Exploration Ltd. (“Celtic”) following the close of its acquisition by ExxonMobil Canada today. This occurred by means of a sale of a 50-percent interest in Celtic’s assets and liabilities from ExxonMobil Canada to the Company, which represents about a $1.6 billion investment by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: February 26, 2013
	By:	/s/ Brian Livingston

	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and
Corporate Secretary

	By:	/s/ Brent Latimer

	Name:	Brent Latimer
	Title:	Assistant Secretary